UNITED STATES
SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 4, 2011

International Baler Corp.
(Exact Name of Registrant as specified in its charter)

Commission File Number  0-14443

Delaware	13-2842053
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5400 Rio Grande Avenue, Jacksonville, Florida 32254
(Address of Principal Executive Office

(904) 355-3812
(Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registration Certifying Accountant

KPMG LLP (KPMG) was previously the independent registered public accounting firm for International Baler Corporation (the Company).  On February 4, 2011, that firm was dismissed and The GriggsGroup, CPAs (Griggs) was engaged as the independent registered public accounting firm.  The decision to change accountants was approved by the Board of Directors.

During the fiscal years ended October 31, 2010 and 2009, KPMG’s audit reports on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended October 31, 2010 and 2009 and the subsequent period through February 4, 2011, (i) there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference in connection with KPMG’s report to the subject matter of the disagreement; and (ii) there were no reportable events as the term is described in Item 304(a)(1)(v) of Regulation S-K, except that, KPMG advised the Company of the following material weakness:  For the period ending October 31, 2010, a control deficiency regarding the review and verification of period-end inventory balances constituted a material weakness in the Company’s internal control over financial reporting. The material weakness resulted in an adjustment to the year-end physical inventory values. The audit committee of the Board of Directors discussed this reportable event with KPMG and the Company has authorized KPMG to respond fully to the inquiries of Griggs concerning the subject matter of this reportable event.

Management has reviewed and is continuing to review the procedures and controls in place to ensure the Company’s inventory balances are properly stated to take all reasonable actions to correct this material weakness. As part of this process, management expects to add additional review and controls. The deficiency will not be considered remediated until the new internal controls are operational for a period of time and tested, and management concludes that the controls are operating effectively.

The Company provided KPMG with a copy of the disclosures that the Company is making in response to Item 4.01 on this Form 8-K/A, and has requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter from KPMG, dated February 18, 2011, is filed as Exhibit 16.2 to this Form 8-K/A.

On February 4, 2011, the Company engaged Griggs as its independent registered public accounting firm for the Company’s fiscal year ending October 31, 2011. The appointment of Griggs as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

During the fiscal years ended October 31, 2010 and 2009 and the subsequent interim period through February 4, 2011, the Company did not consult with Griggs regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions to Item 304 or a reportable event as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(C) Exhibits

16.1    Letter to KPMG dated February 18, 2011
16.2    Letter from KPMG dated February 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2011.

International Baler Corporation

By:	/s/ D. Roger Griffin
D. Roger Griffin
Chief Executive Officer